UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

Securities Purchase Agreement

On July 28, 2025, Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein. Pursuant to the Securities Purchase Agreement, up to 7,590 shares of the Company’s Series B convertible preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”) and accompanying warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) may be purchased for an aggregate purchase price of up to $10 million in one or more closings (each a “Closing”). On July 29, 2025, pursuant to the Securities Purchase Agreement, the Company issued and sold, and certain investors purchased, in a private placement (the “Private Placement”): 6,340 shares of the Series B Preferred Stock and 6,340,000 Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $5 million, paid in cash or through the transfer of certain Transfer Shares (as defined in the Securities Purchase Agreement) in lieu of cash. The date of the first closing is referred to as the “First Closing Date.” Each additional closing of the Private Placement is at the option of the investors upon notice to the Company and subject to satisfaction of customary closing conditions.

The Warrants expire on the fifth anniversary of their initial exercisability date and have an initial exercise price of $1.00, subject to adjustment as set forth therein. Following the Stockholder Approval Date (as defined below), the exercise price of the Warrants will be subject to adjustment upon lower priced securities issuances, or upon certain triggering events which consist of specific types of default under the terms of the transaction documents. In no event can the conversion and exercise price go below $0.1879, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and similar events.

Series B Preferred Stock

The Company has designated 10,000 shares of the Company’s authorized and unissued preferred stock as Series B Preferred Stock (the “Series B Shares”) and established the rights, preferences and privileges of the Series B Preferred Stock pursuant to the Certificate of Designations of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designations”), as summarized below:

General. Each share of Series B Preferred Stock has a stated value of $1,000 per share and, when issued, the Series B Preferred Stock will be fully paid and non-assessable.

Ranking. The Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

Dividends. The holders of Series B Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s Common Stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series B Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. Each holder of Series B Preferred Stock may convert all, or any part, of the outstanding Series B Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $1.00 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Alternate Conversion Upon a Triggering Event. Following the occurrence and during the continuance of a Triggering Event (as defined below), each holder may alternatively elect to convert the Series B Preferred Stock at the “Alternate Conversion Price” equal to the lesser of: (i) the applicable conversion price, and the greater of (A) the floor price of $0.1876 (the “Floor Price”); and (B) 80% of the lowest volume weighted average price of the Common Stock during the five consecutive trading days immediately prior to such conversion.

The Certificate of Designations contains standard and customary triggering events (each, a “Triggering Event”), including but not limited to: (i) the suspension from trading or the failure to list the Common Stock within certain time periods; (ii) failure to declare or pay any dividend when due; (iii) the failure to timely file or make effective a registration statement on Form S-1 or Form S-3 pursuant to the Registration Rights Agreement (as defined below), (iv) the Company’s failure to cure a conversion failure or notice of the Company’s intention not to comply with a request for conversion of any Series B Preferred Stock, and (iv) bankruptcy or insolvency of the Company.

Other Adjustments. In connection with the Private Placement, the Company has agreed to seek stockholder approval at a special meeting of stockholders, of the issuance of conversion shares at a conversion price below the conversion price (the date of such approval, the “Stockholder Approval Date”).

If 30 days and 60 days following the occurrence of the later of (x) the Stockholder Approval Date and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and (b) the date that the Series B Preferred Stock is eligible to be resold without restriction under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the Conversion Price then in effect is greater than the greater of $0.1879 and the Market Price (as defined in the Certificate of Designations) then in effect (each, an “Adjustment Price”), the conversion price shall automatically lower to such Adjustment Price.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series B Preferred Stock for consideration equal to the Change of Control Election Price (as defined in the Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series B Preferred Stock then outstanding at a redemption price equal to 125% of the greater of (i) the Conversion Amount being redeemed as of the Company optional redemption date and (ii) the product of (1) the conversion rate with respect to the Conversion Amount being redeemed as of the Company optional redemption date multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company optional redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made.

Fundamental Transactions. The Certificate of Designations prohibit the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations).

Voting Rights. The holders of the Series B Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of the Company’s capital stock (other than as required under the Certificate of Designations) and will not incur any indebtedness other than ordinary course trade payables or, subject to certain exceptions, incur any liens. In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations.

Reservation Requirements. So long as any Series B Preferred Stock remains outstanding, the Company shall at all times reserve at least 250% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series B Preferred Stock then outstanding.

Registration Rights Agreement

In conjunction with the Securities Purchase Agreement, on July 29, 2025 the Company entered a registration rights agreement with the investors (the “Registration Rights Agreement”), pursuant to which the Company will be required to file a registration statement with the Securities and Exchange Commission (the “SEC”), to register for resale the Common Stock issuable upon (x) the conversion of the Series B Preferred Stock and (y) the exercise of the Warrants.

Common Stock Purchase Agreement

On July 29, 2025, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Investor has committed to purchase, subject to certain conditions and limitations, up to $50 million of shares of the Company’s Common Stock.

Under the terms and subject to the conditions of the Purchase Agreement, Inspire has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, shares of Common Stock in an amount up to $50 million. Such sales of Stock by the Company, if any, will be subject to certain limitations, and may occur from time-to-time in the Company’s sole discretion, over the period commencing once certain customary conditions are satisfied.

On any business day selected by the Company where the closing sale price on the applicable national market, or quotation service is equal to or greater than $0.75, subject to the satisfaction of all of certain conditions in the Purchase Agreement, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a purchase notice, to purchase the applicable amount of shares, not to exceed $5,000,000 in the aggregate.

The Investor will not be entitled to purchase such an amount of shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by the Investor, would exceed 4.99% of the number of shares of the Company’s Common Stock outstanding.

Actual sales of shares of Common Stock to the Investor will depend on a variety of factors to be determined by the Company from time-to-time, including, among other things, market conditions, the trading price of the Common Stock, and the working capital needs, if any, of the Company.

The net proceeds from sales, if any, under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of Common Stock to the Investor. The Company expects that any proceeds received by Inspire from such sales to the Investor will be used for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of each of the Company and the Investor. Pursuant to the Purchase Agreement, the Investor has agreed not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Company’s Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock.

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties.

The Company has the right to terminate the Purchase Agreement upon one (1) Trading Day’s prior written notice to the Investor provided, however, (i) the Company shall have paid all fees and amounts to the Investor’s counsel required to be paid, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the expiration of a Registration Statement pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which the Common Stock are no longer listed on the Nasdaq Capital Market or another eligible national stock exchange (iii) the thirtieth (30th) Trading Day following when the Company becomes subject to a voluntary or involuntary bankruptcy or insolvency proceeding.

In addition, the Investor may terminate the Purchase Agreement upon ten (10) Trading Days’ prior written notice to the Company if: (i) the occurrence of an event constituting a material adverse effect (as defined in the Purchase Agreement), (ii) a Fundamental Transaction shall have occurred (as defined in the Purchase Agreement), (iii) a Registration Statement is not filed by the applicable filing deadline or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement (as defined below), and, if such default is not cured within 10 Trading Days after notice of such failure, (iv) the lapse of the effectiveness, or unavailability of, a registration statement filed by Inspire pursuant to the Registration Rights Agreement in certain other circumstances set forth in the Purchase Agreement, and (v) the suspension of trading of the Class A Common Stock for a period of three (3) consecutive trading days, or (vi) the material breach of the Purchase Agreement by Inspire, which breach is not cured within the 10 trading days after receipt of notice of such breach.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, Warrants, the Securities Purchase Agreement, the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 3.1, 4.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the Series B Preferred Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 with respect to the issuance of the shares of Series B Preferred Stock pursuant to the Securities Purchase Agreement is incorporated herein by reference. All such securities will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the Securities Purchase Agreement and the Company will rely upon this exemption from registration in issuing such securities based in part on representations made by the PIPE Investors. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2025, the Company filed the Certificate of Designations for the purpose of designating and establishing the Company’s Series B Preferred Stock. The Certificate of Designations was filed pursuant to the Securities Purchase Agreement. The Certificate of Designations became effective on July 29, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1†	Form of Certificate of Designations of Rights and Preferences and Limitations of the Series B Convertible Preferred Stock
4.1	Form of Warrant
10.1 †	Securities Purchase Agreement dated July 28, 2025 by and between Inspire Veterinary Partners, Inc. and the investors named therein
10.2 †	Form of Common Stock Purchase Agreement dated July 29, 2025 by and between Inspire Veterinary Partners, Inc. and the investors named therein
10.3 †	Form of Registration Rights Agreement dated July 29, 2025 by and between Inspire Veterinary Partners, Inc. and the investors named therein
99.1	Press Release dated July 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	President and Chief Executive Officer